EXHIBIT 10.12


                           INDEMNIFICATION AGREEMENT



     This Agreement is made this 12th day of August, 1996, by and between Intercargo Corporation, a Delaware corporation and its subsidiaries (the "Company") and Michael Rybak, ("Officer").


                                  WITNESSETH:

     WHEREAS, the Company has been advised that there can be no assurance that directors' and officers' liability insurance will continue to be available to the Company and Officer, and believes that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Company; and

     WHEREAS, Officer is unwilling to serve, or continue to serve, the Company as an Officer without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided; and

     WHEREAS, the Company, in order to induce Officer to continue to serve the Company, has agreed to provide Officer with the benefits contemplated by this Agreement; and

     WHEREAS, as a result of the provision of such benefits, Officer has agreed to serve or to continue to serve as an Officer of the Company.

     NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Officer's continued service to the Company, the Company and Officer hereby agree as follows:

     1. Definitions. The following terms, as used herein, shall have the following respective meanings:

            "Covered Amount" means losses and expenses which, in type or amount, are not insured under any directors' and officers' liability insurance maintained by the Company from time to time.

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            "Covered Act" means any breach of duty, neglect, error,
     misstatement, misleading statement, omission or other act done or wrongfully attempted by Officer or any of the foregoing alleged by any claimant or any claim against Officer solely by reason of him being an Officer of the Company.

            "Determination" means a determination, based on the facts known at the time, made by:

            i.    A majority vote of a quorum of disinterested directors; or

            ii. Independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors; or

            iii.  A majority of the disinterested stockholders of the Company;
                  or

            iv.   A final adjudication by a court of competent jurisdiction.

            "Determined" shall have a correlative meaning.

            "Excluded Claim" means any payment for Losses or Expenses in connection with any claim:

            i. Based upon or attributable to Officer gaining in fact any personal profit or advantage to which Officer is not entitled; or

            ii. For an accounting of profits in fact made from the purchase or sale by Officer of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state law; or

            iii. Resulting from Officer's knowingly fraudulent, dishonest or willful misconduct; or

            iv. The payment of which by the Company under this Agreement is not permitted by applicable law; or

            v.    Which are not within the Covered Amount.

            "Expenses" means any reasonable expenses incurred by Officer as a result of a claim or claims made against him for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals.

            "Loss" means any amount which Officer is legally obligated to pay as a result of a claim or claims made against him for Covered Acts including, without limitation, damages and judgments and sums paid in settlement of a claim or claims.

     2. Indemnification. The Company shall indemnify Officer and hold him harmless from the Covered Amount of any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

     3.     Excluded Coverage.

            a. The Company shall have no obligation to indemnify Officer for and hold him harmless from any Loss or Expense which has been Determined to constitute an Excluded Claim.

            b. The Company shall have no obligation to indemnify Officer and hold him harmless for any Loss or Expense to the extent that Officer is indemnified by the Company pursuant to the Company's bylaws or otherwise indemnified.

     4.     Indemnification Procedures.

            a. Promptly after receipt by Officer of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Officer shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof.

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            b.    If, at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Officer. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Officer, all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

            c. To the extent the Company does not, at the time of the commencement of or the threat or commencement of such action, suit or proceeding, have applicable directors' and officers' liability insurance, or if a Determination is made that any Expenses arising out of such action, suit or proceeding will not be payable under the directors' and officers' liability insurance then in effect, the Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof; and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding with counsel satisfactory to Officer, upon the delivery to Officer of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Officer under this Agreement for any legal or other Expenses subsequently insured by Officer in connection with such defense other than reasonable Expenses of investigation, provided that Officer shall have the right to employ its counsel in any such action, suit or proceeding, but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at Officer's expense, provided further that if (i) the employment of counsel by Officer has been previously authorized by the Company, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Company and Officer in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

            d. All payments on account of the Company's indemnification obligations under this Agreement shall be made within sixty (60) days of Officer's written request therefor unless a Determination is made that the claims giving rise to Officer's request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company's obligations under Paragraph 4(c) of this Agreement prior to the final disposition of any action, suit or proceeding shall be made within twenty (20) days of Officer's written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Paragraph 4(e) of this Agreement.

            e. Officer agrees that he will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against Officer in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Officer is not entitled to be indemnified by the Company for such Expenses because the claim is an Excluded Claim or because Officer is otherwise not entitled to payment under this Agreement.

     5. Settlement. The Company shall have no obligation to indemnify Officer under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any obligation on Officer without Officer's written consent. Neither the Company nor Officer shall unreasonably withhold their consent to any proposed settlement.

     6. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Officer may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after the Officer ceases to serve the Company as a Officer.

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     7.     Enforcement.

            a. Officer's right to indemnification shall be enforceable by Officer notwithstanding any adverse Determination. In any such action, if a prior adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on Officer. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse Determination shall have been made.

            b. In the event that any action is instituted by Officer under this Agreement, or to enforce or interpret any of the terms of this Agreement, Officer shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Officer with respect to such action, unless the court determines that each of the material assertions made by Officer as a basis for such action were not made in good faith or were frivolous.

     8. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

     9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     10. Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that Officer is an Officer of the Company and shall continue thereafter so long as Officer shall be subject to any possible Loss or Expense by reason of the fact that Officer was an Officer of the Company.

     11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Officer, who shall execute all documents and take all actions reasonably requested by the Company to implement such right of subrogation.

     12. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Officer.

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     13.    Amendment.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company and Officer have executed this Agreement as of the day and year first above written.

                             INTERCARGO CORPORATION


                             ___________________________________
                             James R. Zuhlke
                             Chairman of the Board
                             President and Chief Executive Officer



                             ___________________________________
                             Michael Rybak
                             Officer



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